Evolus Announces Preliminary Unaudited Fourth Quarter and Full Year 2019 Revenue
Q4 2019 net revenue estimated between $18.5 and $19.5 million; increased from $13.2 million in Q3 2019

Completed Q4 2019 with over 3,500 purchasing accounts; increased from over 2,000 at end of Q3 2019

Year-end 2019 cash, cash equivalents and short-term investments balance of $129.8 million

Newport Beach, Calif., January 9, 2020 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced its preliminary unaudited revenues for the fourth quarter and full year ended December 31, 2019 and cash position at December 31, 2019. The preliminary unaudited results described in this press release are estimates only and are subject to revision until the company reports its full financial results for the fourth quarter and full year 2019.
Unaudited preliminary results include:

•	$18.5 - $19.5 million in total net revenues for the fourth quarter of 2019 consisting of $17.8 to $18.8 million of U.S. Jeuveau® revenue and $0.7 million of revenue from international sales.

•	$34.0 - $35.0 million in total net revenues for the full year 2019 consisting of $33.3 to $34.3 million of U.S. Jeuveau® revenue and $0.7 million of revenue from international sales.

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Cash, cash equivalents and short-term investments were $129.8 million at December 31, 2019. As of September 30, 2019, cash, cash equivalents and short-term investments were $74.0 million. During the fourth quarter, we received net proceeds of $73.3 million from a stock offering, offset by $17.5 million of cash burn. The cash burn in the fourth quarter of 2019 improved from $25.9 million in the third quarter of 2019 and $33.8 million in the second quarter of 2019 when Jeuveau® was launched.

“We are pleased with the Jeuveau® sales performance in the fourth quarter of 2019 and our momentum going into 2020,” said David Moatazedi, President and Chief Executive Officer. “We expect Jeuveau® to be one of the top five aesthetic product launches on a revenue basis1 and we are well on our way to achieving the number two unit share position within 24 months of launch.”

About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s preliminary financial revenue results for the fourth quarter and full year 2019 and statements made by Mr. Moatazedi, including the market acceptance of Jeuveau®.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. The preliminary financial results for Evolus’ fourth quarter and full year 2019 included in this press release represent the most current information available to management. Evolus’ actual results for these periods may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the audit by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the success of the launch of Jeuveau® , customer and consumer adoption of the product, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on November 4, 2019, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

1 Source: Medical Insights (MIInews.com). Based on first full calendar year on the market after approval.

Evolus, Inc. Contacts:

Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com